Exhibit 10.8

CONSENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND WAIVER TO LOAN AND SECURITY AGREEMENT (this “Consent”), dated as of September 8, 2026 (the “Consent Effective Date”), is made by and among KURA ONCOLOGY, INC., a Delaware corporation (“Borrower”), HERCULES CAPITAL, INC., a Maryland corporation (“Hercules”), in its capacity as administrative agent and collateral agent (in such capacity, “Agent”) and the Lenders listed on Schedule 1.1 of the Loan and Security Agreement (as defined below) or otherwise a party hereto from time to time including Hercules in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”).

Borrower, the Lenders and Agent are parties to a Loan and Security Agreement dated as of November 2, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Loan and Security Agreement”). Borrower has requested that Agent and the Lenders consent to certain transactions and waive certain provisions of the Loan and Security Agreement in connection therewith, in each case as described herein. Agent and the Lenders have agreed to such request, subject to the terms and conditions hereof.

RECITALS

A. Borrower formed a new wholly-owned subsidiary, Caspian Therapeutics, Inc., a Delaware corporation (“Caspian”), and wishes to contribute to Caspian certain intellectual property assets, know-how, materials, and trademarks related to Borrower’s KO-7246 menin inhibitor compound as set forth in the Contribution Agreement (the “Assigned Assets”) in exchange for shares of Caspian common stock (the “Caspian Common Shares”) pursuant to, and as set forth in, that certain Contribution and License Agreement between Borrower and Caspian dated as of or around the date hereof, in the form attached hereto as Exhibit A (the “Contribution Agreement”) (such contribution, the “Contribution”). Borrower acknowledges that the Assigned Assets constitute Non-Core Intellectual Property under the Loan and Security Agreement. The Contribution is not permitted under the terms of Section 7.8 of the Loan and Security Agreement.

B. Caspian plans to consummate a Series A financing (the “Series A Financing”) pursuant to which it expects to raise approximately $50,000,000 from third-party investors. In connection therewith, Borrower intends to invest up to $5,000,000 of its own cash in the Series A Financing in exchange for preferred shares of Caspian (the “Kura Investment”, and such preferred shares, the “Caspian Preferred Shares”), subsequent to which Kura Investment and Series A Financing, Caspian will no longer be a wholly-owned subsidiary of Borrower, and Borrower will own all of the outstanding Caspian Common Shares and a portion of outstanding Caspian Preferred Shares (the “Specified Disposition”). The Kura Investment is not permitted under the terms of Section 7.6 of the Loan and Security Agreement, and the Specified Disposition is not permitted under the terms of Sections 7.8, 7.11, and 7.13 of the Loan and Security Agreement.

C. In connection with the Contribution, the Kura Investment, and the Specified Disposition, Borrower has requested that Agent and the Lenders: (i) consent to the Contribution and Specified Disposition; (ii) consent to the Kura Investment; and (iii) waive the requirement that Caspian execute a Joinder Agreement pursuant to Section 7.13 of the Loan and Security Agreement.

Accordingly, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1
Definitions; Interpretation.
(a)
Terms Defined in Loan and Security Agreement. All capitalized terms used in this Consent (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.
(b)
Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Consent and are incorporated herein by this reference.

SECTION 2
Consents and Waivers.
(a)
Subject to the terms and conditions of this Consent, Agent and the Lenders hereby:
(i)
Consent to Contribution. Consent to the Contribution and the Specified Disposition, notwithstanding Sections 7.8, 7.11 and 7.13 of the Loan and Security Agreement.
(ii)
Consent to Kura Investment. Consent to the Kura Investment, notwithstanding Section 7.6 of the Loan and Security Agreement.
(iii)
Waiver of Joinder Requirement. Waive the requirement that Caspian execute a Joinder Agreement pursuant to Section 7.13 of the Loan and Security Agreement, such that Caspian shall not be required to become a co-borrower or guarantor under the Loan and Security Agreement or grant a security interest in its assets to Agent.
(b)
Limitations on Consents and Waivers. The consents and waivers set forth in this Section 2 are limited to the specific transactions described herein and shall not be construed as a consent to, or waiver of, any other provision of the Loan and Security Agreement or any other Loan Document, or any future transactions or events that may require consent or waiver under the Loan and Security Agreement or any other Loan Document.
SECTION 3
Conditions of Effectiveness. The effectiveness of Section 2 of this Consent shall be subject to the satisfaction of each of the following conditions precedent, and subject to the satisfaction of the condition subsequent in Section 4:
(a)
Fees and Expenses. Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 6(e), and (ii) all other fees, costs and expenses, if any, due and payable as of the Consent Effective Date under the Loan and Security Agreement.
(b)
This Consent. Agent shall have received this Consent, executed by Agent, the Lenders and Borrower.
(c)
The Contribution Agreement. Agent shall have received a true, correct and complete copy of the Contribution Agreement, duly executed by Borrower and Caspian.
(d)
Officer’s Certificate. Agent shall have received a certificate of the secretary or similar authorized officer of Borrower attaching and certifying as to (i) a certified copy of resolutions of Borrower’s board of directors evidencing approval of the transactions contemplated by this Consent and the other documents to be delivered in connection herewith, (ii) recently certified copies of the Certificate of Incorporation and the Bylaws of Borrower, as amended through the Consent Effective Date, (iii) certificate of good standing for Borrower from the Secretary of State of Delaware, certified as of a recent date, and (iv) incumbency certificates for the officers of Borrower.
(e)
Representations and Warranties; No Default. On the Consent Effective Date and on each date of the Series A Financing and the Specified Disposition:
(i)
The representations and warranties contained in Section 5 shall be true and correct on and as of the date of such transaction as though made on and as of such date; and
(ii)
No fact or condition exists on such date that constitutes (or would, with the passage of time, the giving of notice, or both constitute) an Event of Default and no event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing as of such date.
SECTION 4
Post-Closing Requirement. By the date that is five (5) Business Days following the initial closing of the Series A Financing, Agent shall have received (i) a pledge agreement in the form of Exhibit B attached hereto, duly executed by each of Agent, Borrower, and Caspian, which shall be reasonably satisfactory to Agent, (ii) original stock certificates representing the Caspian Common Shares and the Caspian Preferred Shares held by Borrower and stock powers executed in blank for each, or such other documentation as Agent may reasonably require to perfect its security interest in all equity interest in Caspian owned by Borrower upon the initial completion of the Series A Financing, and (iii) true, correct and complete copies of each of the following documents entered into, amended or adopted by Caspian in connection with the Series A Financing: (A) the Amended and Restated Certificate of Incorporation of Caspian, (B) the Amended and Restated Bylaws of Caspian, (C) the Series A Preferred Stock Purchase Agreement, (D) the Investors’ Rights Agreement, (E) the Voting Agreement, (F) the Right of First Refusal and Co-Sale Agreement, (G) any equity incentive plan adopted by Caspian, and (H) any other agreement, certificate, instrument or document that is material to the Series A Financing or Caspian’s governance or capitalization, in each case of (A) through (H), together with any amendments or modifications thereto. Failure to satisfy the requirements of this Section 4 by the deadline set forth herein shall (i) render the consents and waivers set forth in Section 2 no longer effective and (ii) constitute an immediate Event of Default under the Loan and Security Agreement.
SECTION 5
Representations and Warranties. To induce Agent and the Lenders to enter into this Consent, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date; (b) [reserved]; (c) that the information included in the Perfection Certificate delivered to Agent remains true and correct; (d) Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Agent, pursuant to the Loan Documents or otherwise granted to or held by Agent; (e) the agreements and obligations of Borrower contained in the Loan Documents and in this Consent constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (f) the execution, delivery and performance of this Consent by Borrower will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues. For the purposes of this Section 5, each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement.
SECTION 6
Miscellaneous.
(a)
Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.
(i)
Except as expressly set forth herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Agent’s and the Lenders’ execution and delivery of, or acceptance of, this Consent shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further consents or waivers in the future.
(ii)
Borrower hereby expressly (1) reaffirms, ratifies and confirms its Secured Obligations under the Loan and Security Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Loan and Security Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement, and (4) agrees that this Consent shall be a “Loan Document” under the Loan and Security Agreement and that the Loan and Security Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.
(iii)
This Consent is not a novation and the terms and conditions of this Consent shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Consent is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Loan and Security Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, security titles to or other liens on any Collateral for the Secured Obligations.
(b)
Conditions. For purposes of determining compliance with the conditions specified in Sections 3 and 4 hereof, each Lender that has signed this Consent shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Consent Effective Date specifying its objection thereto.
(c)
Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Consent, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan and Security Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(d)
No Reliance. Borrower hereby acknowledges and confirms to Agent and the Lenders that Borrower is executing this Consent on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(e)
Costs and Expenses. Borrower agrees to pay to Agent within two (2) days of its receipt of an invoice (or on the Consent Effective Date to the extent invoiced on the Consent Effective Date), the out-of-pocket costs and expenses of Agent and the Lenders pursuant to Section 11.12 of the Loan and Security Agreement.
(f)
Binding Effect. This Consent binds and is for the benefit of the successors and permitted assigns of each party.
(g)
Governing Law. This Consent and the other Loan Documents have been negotiated and delivered to Agent and the Lenders in the State of California, and shall have been accepted by Agent and the Lenders in the State of California. Payment to Agent and the Lenders by Borrower of the Secured Obligations is due in the State of California. This Consent and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h)
Complete Agreement. This Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Consent and the Loan Documents merge into this Consent and the Loan Documents.
(i)
Severability of Provisions. Each provision of this Consent is severable from every other provision in determining the enforceability of any provision.
(j)
Counterparts. This Consent and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
(k)
Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Consent and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent, as of the date first above written.

BORROWER:

KURA ONCOLOGY, INC., as Borrower

By: __/s/ Troy Wilson_______________________________

Name: Troy Wilson, Ph.D., J.D.

Title: President & Chief Executive Officer

AGENT AND LENDERS:

HERCULES CAPITAL, INC., as Agent and a Lender

By:__/s/ Seth H Meyer_______________________________

Name: Seth Meyer

Title: President

Hercules Capital IV, L.P., as a Lender

By: Hercules Technology SBIC Management, LLC, its General Partner

By: Hercules Capital, Inc., its Manager

By:__/s/ Seth H Meyer_______________________________

Name: Seth Meyer

Title: President

Hercules Private Global Venture Growth Fund I L.P., as a Lender

By: Hercules Private Global Venture Growth Fund GP I LLC, its General Partner

By:__/s/ Seth H Meyer_______________________________

Name: Seth Meyer

Title: Authorized Signatory

HERCULES PRIVATE FUND ONE LLC, as a Lender

By: Hercules Private Credit Fund 1 L.P., its sole member

By: Hercules Private Global Venture Growth Fund GP I LLC

By:__/s/ Seth H Meyer_______________________________

Name: Seth Meyer

Title: Authorized Signatory

[Signature Page to Consent and Waiver]

EXHIBIT A

Contribution Agreement

EXHIBIT B

Caspian Pledge Agreement